SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. )

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Urstadt Biddle Properties Inc.
(Name of Registrant as Specified In Its Charter)

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URSTADT BIDDLE PROPERTIES INC.

321 RAILROAD AVENUE

GREENWICH, CONNECTICUT 06830

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 8, 2007

Notice is hereby given that the Annual Meeting of Stockholders of Urstadt Biddle Properties Inc. will be held at 2:00 p.m. on Thursday, March 8, 2007 at Doral Arrowwood, 975 Anderson Hill Road, Rye Brook, New York, 10573 for the following purposes:

1.	To elect three Directors to serve for three years;

2.	To ratify the appointment of PKF as the independent registered public accounting firm of the Company for one year; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record as of the close of business on January 23, 2007 are entitled to notice of and to vote at the Meeting.

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON,
PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED ENVELOPE.

By Order of the Directors

THOMAS D. MYERS
Secretary

February 5, 2007

URSTADT BIDDLE PROPERTIES INC.

321 RAILROAD AVENUE
GREENWICH, CONNECTICUT 06830

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

to be held on March 8, 2007

This proxy statement is furnished to stockholders of Urstadt Biddle Properties Inc., a Maryland corporation (hereinafter called the "Company"), in connection with the solicitation of proxies in the form enclosed herewith for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 2:00 p.m. on March 8, 2007 at Doral Arrowwood, 975 Anderson Hill Road, Rye Brook, New York, 10573, for the purposes set forth in the Notice of Meeting.

The solicitation is made on behalf of the Directors of the Company and the costs of the solicitation will be borne by the Company. Directors, officers and employees of the Company and its affiliates may also solicit proxies by telephone, fax or personal interview. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the shares.

Holders of record of Class A Common Shares and Common Shares of the Company as of the close of business on the record date, January 23, 2007, are entitled to receive notice of, and to vote at, the Meeting. The outstanding Class A Common Shares and Common Shares constitute the only classes of securities entitled to vote at the Meeting. Each Common Share entitles the holder thereof to one vote and each Class A Common Share entitles the holder thereof to 1/20 of one vote. At the close of business on January 23, 2007, there were 18,878,021 Class A Common Shares issued and outstanding and 7,749,344 Common Shares issued and outstanding.

Shares represented by proxies in the form enclosed, if such proxies are properly executed and returned and not revoked, will be voted as specified, but where no specification is made, the shares will be voted as follows: (i) FOR the election of the three Directors; (ii) FOR the ratification of the appointment of PKF, Certified Public Accountants, A Professional Corporation, as the Company's independent registered public accounting firm for the ensuing fiscal year; and, as to any other matter which may properly come before the Meeting, in the named proxies’ discretion to the extent permitted under relevant laws and regulations. To be voted, proxies must be filed with the Secretary of the Company prior to voting. Proxies may be revoked at any time before exercise by filing a notice of such revocation, by filing a later dated proxy with the Secretary of the Company or by voting in person at the Meeting.

The Annual Report to stockholders for the Company's fiscal year ended October 31, 2006 has been mailed with or prior to this proxy statement. This proxy statement and the enclosed proxy were mailed to stockholders on or about February 5, 2007. The principal executive offices of the Company are located at 321 Railroad Avenue, Greenwich, Connecticut, 06830 (telephone: 203-863-8200; fax: 203-861-6755).

PROPOSAL 1
ELECTION OF DIRECTORS

Pursuant to Section 6.2 of the Company’s Articles of Incorporation, the Directors are divided into three classes designated Class I, Class II and Class III, each serving three-year terms. Three Directors, comprising Class I, are to be elected at the Meeting. Messrs. Willing L. Biddle, E. Virgil Conway and Robert J. Mueller have been nominated by the Board of Directors for election as Directors to hold office until the year 2010 Annual Meeting and until their successors have been elected and shall qualify. The continuing Directors comprising Class II are Messrs. Peter Herrick, Charles D. Urstadt and George J. Vojta, whose terms expire at the 2008 Annual Meeting. The continuing Directors comprising Class III are Messrs. Robert R. Douglass, George H.C. Lawrence and Charles J. Urstadt, whose terms expire at the 2009 Annual Meeting.

INFORMATION REGARDING DIRECTOR NOMINEES

The following information concerning the principal occupation, other affiliations and business experience of each of the three nominees during the last five years has been furnished to the Company by such nominee.

Willing L. Biddle, age 45, has served as a Director of the Company since 1997 and as President and Chief Operating Officer of the Company since December 1996. Previously, Mr. Biddle served the Company in other executive capacities: Executive Vice President (March 1996 to December 1996); Senior Vice President - Management (June 1995 to March 1996); and Vice President - Retail (April 1993 to June 1995). Mr. Biddle serves as an Advisory Director of the Putnam Trust Company.

E. Virgil Conway, age 77, has served as a Director of the Company since 1989. Mr. Conway is currently Chairman of Rittenhouse Advisors, LLC. He also serves as a Trustee of Phoenix Duff & Phelps Mutual Funds and as Vice Chairman of The Academy of Political Science. Within the last five years, Mr. Conway served as Trustee, Consolidated Edison Company of New York, Inc. (1970-2002); Director, Union Pacific Corporation (1978-2002); Trustee, Atlantic Mutual Insurance Company (1974-2002); and Director, Centennial Insurance Company (1974-2002). Previously Mr. Conway served as Chairman of the Metropolitan Transportation Authority (1995-2001), Chairman of the Financial Accounting Standards Advisory Council (1992-1995) and Chairman and Director of The Seamen's Bank for Savings, FSB (1969-1989). Mr. Conway is an Honorary Trustee of Josiah Macy Foundation, Trustee Emeritus of Pace University and Trustee Emeritus of Colgate University.

Robert J. Mueller, age 65, has served as a Director of the Company since 2004. Between 1989 and March 2004, Mr. Mueller was employed as Executive Vice President (until 1991) and as Senior Executive Vice President of The Bank of New York. From 1992 to 1998, Mr. Mueller served as Chief Credit Policy Officer of the bank with responsibilities as head of worldwide risk management. From 1998 to 2004, his responsibilities included the bank’s global trading operations, commercial real estate lending, regional commercial banking, community development, residential mortgage lending and equipment leasing. He was a member of the bank’s Senior Planning Committee. Mr. Mueller currently serves on the Boards of the Community Preservation Corp., the Borough of Manhattan Community College Fund, Danita Container, Inc. and All Ahead, Inc. He is an Advisory Board Member of Neighborhood Housing Services of New York, Inc. and a member of Battery Park City Authority.

At the Annual Meeting, the stockholders of the Company will be requested to elect three Directors, comprising Class I. The affirmative vote of the holders of not less than a majority of the total combined voting power of all classes of stock entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting, subject to quorum requirements, will be required to elect a Director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
APPROVAL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

INFORMATION CONCERNING CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Class II Directors with Terms Expiring in 2008

Peter Herrick, age 79, has been a Director of the Company since 1990. Mr. Herrick previously served as Vice Chairman of The Bank of New York (1990-1992) and as President and Chief Operating Officer of The Bank of New York (1982-1990). Mr. Herrick also served as President and Director of The Bank of New York Company, Inc. (1984-1992). Mr. Herrick is a former member of the New York State Banking Board (1990-1993) and has served as a Director of Mastercard International (1985-1992) and BNY Hamilton Funds, Inc. (1992-1999).

Charles D. Urstadt, age 47, has been a Director of the Company since 1997. Mr. Urstadt is currently President and Director of Urstadt Property Company, Inc. (a real estate investment corporation). Mr. Urstadt previously served as Executive Vice President, Brown Harris Stevens, LLC (1992-2001); Publisher, New York Construction News (1984-1992); Member, Board of Consultants of the Company (1991-1997); Director, Friends of Channel 13 (1992-2001); Board Member, New York State Board for Historic Preservation (1996-2002); President and Director, East Side Association (1994-1997); and Director, New York Building Congress (1988-1992).

George J. Vojta, age 71, has been a Director of the Company since 1999. Mr. Vojta previously served as Vice Chairman and Director of Bankers Trust Company (1992-1999) and Executive Vice President of Bankers Trust Company (1984-1992). Currently, Mr. Vojta maintains the following affiliations: Member, New York State Banking Board; Director, Private Export Funding Corporation; Chairman, Wharton Financial Institutions Center; Chairman, The Westchester Group, LLC; Director, Financial Services Forum; Member, Council on Foreign Relations; Chairman, E Standards Forum/Financial Standards Foundation; Chairman, Yale Center for Corporate Governance and Performance; Member, Advisory Board, Yale School of Management; Director, International Executive Service Corps.; Director, Center for International Private Enterprise; Director, Cynosure, Inc.; Director, Sumitomo Derivative Products; Advisor, Proudfoot Consulting; Advisor, Anahuac del Sur Business School - Mexico City and Kozminsky Academy - Poland; Council for Economic Stability - Argentina; and Visiting Fellow, Emory University.

Class III Directors with Terms Expiring in 2009

Robert R. Douglass, age 75, is Vice-Chairman of the Board of Directors and has served as a Director of the Company since 1991. Currently, Mr. Douglass is of Counsel to Milbank, Tweed, Hadley and McCloy, attorneys. He also serves as Chairman of the Downtown Lower Manhattan Association and Chairman of the Alliance for Downtown New York. Mr. Douglass recently served as Chairman and Director of Clearstream International (2000-2004) and Chairman and Director of Cedel International (1994-2002). Previously, Mr. Douglass served as Vice Chairman and Director of The Chase Manhattan Corporation (1985-1993) and as Executive Vice President, General Counsel and Secretary of The Chase Manhattan Corporation (1976-1985). Mr. Douglass is a former Trustee of Dartmouth College (1983-1993).

George H.C. Lawrence, age 69, has served as a Director of the Company since 1988. Mr. Lawrence currently serves as President and Chief Executive Officer of Lawrence Properties, Inc. (since 1970). Mr. Lawrence is an Honorary Trustee of Sarah Lawrence College and serves as a Director of the Westchester County Association; Chairman and Director of Kensico Cemetery; and member of the Board of Trustees of Indian River Hospital District.

Charles J. Urstadt, age 78, has served as a Director of the Company since 1975, as Chairman of the Board of Directors since 1986 and as Chief Executive Officer since 1989. Mr. Urstadt also serves as Chairman and Director of Urstadt Property Company, Inc. (a real estate investment corporation); Vice Chairman of Battery Park City Authority; and Trustee of Historic Hudson Valley. He is a Retired Director of Putnam Trust Company; Trustee Emeritus of Pace University; and Retired Trustee of Teachers Insurance and Annuity Association. Mr. Urstadt is the father of Charles D. Urstadt, a Director of the Company, and the father-in-law of Willing L. Biddle, the Company’s President.

Executive Officers who are not Directors

James R. Moore, age 58, has served as Executive Vice President and Chief Financial Officer of the Company since 1996 and as Treasurer since 1987. Previously, Mr. Moore served the Company as Senior Vice President and Chief Financial Officer (1989-1996); Secretary (1987-1999) and Vice President - Finance and Administration (1987-1989).

Raymond P. Argila, age 58, has served the Company as Senior Vice President and Co-Counsel since 2006. Previously, Mr. Argila served as Senior Vice President and Chief Legal Officer of the Company (1990-2006). Prior to joining the Company, Mr. Argila was employed as Senior Counsel at Cushman & Wakefield, Inc. (1987-1990).

Thomas D. Myers, age 55, has served the Company as Senior Vice President, Co-Counsel and Secretary since 2006. Mr Myers has served as Senior Vice President since 2003 and as Secretary since 1999. Previously, Mr. Myers served the Company as Vice President (1995-2003) and as Associate Counsel (1995-2006).

CORPORATE GOVERNANCE AND BOARD MATTERS

Urstadt Biddle Properties Inc. is committed to maintaining sound corporate governance principles. The Board of Directors has approved formal Corporate Governance Guidelines which are available on the Company’s website at http://www.ubproperties.com. Together with the bylaws of the Company and the charters of the Board’s committees, the Corporate Governance Guidelines provide the framework for the governance of the Company.

Board Independence

The Company’s Corporate Governance Guidelines include specific Director Independence Standards that comply with applicable rules of the SEC and the listing standards of the New York Stock Exchange (“NYSE”). A copy of the Director Independence Standards is attached to this proxy statement as Appendix A. The Board requires that at least a majority of its Directors satisfy this definition of independence. The Board of Directors has considered business and other relationships between the Company and each of its Directors, including information provided to the Company by the Directors. Based upon its review, the Board of Directors determined that all of its Directors, other than Messrs. Charles J. Urstadt, Charles D. Urstadt and Willing L. Biddle, are independent, consistent with the Corporate Governance Guidelines.

Committees of the Board of Directors and Certain Meetings

During the fiscal year ended October 31, 2006, the Board of Directors held five meetings. The Directors have four standing committees: an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating and Corporate Governance Committee. Each Director attended at least 75% of the aggregate total number of meetings held during the fiscal year by the Directors and by all committees of which such Director is a member.

The Audit Committee consists of three non-employee Directors, each of whom is independent as defined in the listing standards (as amended from time to time) of the New York Stock Exchange. The Audit Committee held six meetings during the fiscal year ended October 31, 2006. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities. The Committee’s primary duties are to: (i) monitor the integrity of the Company’s financial statements, financial reporting processes and systems of internal controls regarding finance and accounting matters; (ii) monitor the Company’s compliance with legal and regulatory requirements relating to the foregoing; (iii) monitor the independence and performance of the Company's independent auditor and internal auditing function; (iv) provide an avenue of communication among the Board, the independent auditor, management and persons responsible for the internal audit function; and (v) prepare an Audit Committee report as required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement. The Board of Directors has approved a written charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix B. The text of the charter also may be viewed on the Company’s website at http:\\www.ubproperties.com. The Audit Committee has sole authority to appoint, retain, oversee and, when appropriate, terminate the independent auditor of the Company.  The Committee reviews with management and the independent auditor the Company’s quarterly financial statements and internal accounting procedures and controls, and reviews with the independent auditor the scope and results of the auditing engagement. Messrs. Peter Herrick, Robert J. Mueller and George J. Vojta are the current members of the Audit Committee. The Board of Directors has determined that Mr. Robert J. Mueller, Chair of the Committee, meets the standards of an “Audit Committee Financial Expert” as that term is defined under Item 401(h) of Regulation S-K.

The Compensation Committee consists of three non-employee Directors, each of whom is independent as defined in the listing standards (as amended from time to time) of the New York Stock Exchange. The Compensation Committee held one meeting during the fiscal year ended October 31, 2006. Key responsibilities of the Compensation Committee include: (i) reviewing the Company’s overall compensation strategy to assure that it promotes shareholder interests and supports the Company’s strategic objectives; (ii) reviewing and approving corporate goals and objectives relevant to compensation of the Company’s Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives and establishing the compensation of the Company’s Chief Executive Officer; (iii) reviewing and recommending to the Board compensation for Directors and non-CEO executive officers; (iv) administering the Company’s Stock Option Plan and Restricted Stock Plan and approving bonus or cash incentive plans used to compensate officers and other employees; and (v) preparing a report to be included in the Company’s annual proxy statement. The Board of Directors has approved a written charter for the Compensation Committee, the text of which may be viewed on the Company’s website at http:\\www.ubproperties.com. Messrs. E. Virgil Conway, Robert R. Douglass and George H. C. Lawrence are the current members of the Compensation Committee.

The Executive Committee held one meeting during the fiscal year ended October 31, 2006. In general, the Executive Committee may exercise such powers of the Directors between meetings of the Directors as may be delegated to it by the Directors (except for certain powers of the Directors which may not be delegated). Messrs. Willing L. Biddle, Peter Herrick, Charles D. Urstadt and Charles J. Urstadt are the current members of the Executive Committee.

The Nominating and Corporate Governance Committee (“Governance Committee”) consists of six non-employee Directors, each of whom is independent as defined in the listing standards (as amended from time to time) of the New York Stock Exchange. The Governance Committee held one meeting during the fiscal year ended October 31, 2006. The principal responsibilities of the Governance Committee are to: (i) establish criteria for Board membership and selection of new Directors; (ii) recommend nominees to stand for election to the Board, including incumbent Board members and candidates for new Directors; (iii) develop and recommend a set of corporate governance principles and evaluate compliance by management and the Board with those principles and the Company’s Code of Business Conduct and Ethics; and (iv) with the assistance of the Chief Executive Officer and other members of the Board, develop and periodically review succession planning for the Chief Executive Officer. The Corporate Governance Guidelines include the Director Candidate Guidelines recommended by the Governance Committee and approved by the Board of Directors which set forth the minimum qualifications and additional considerations that the Governance Committee uses in evaluating candidates for election to the Board. The Director Candidate Guidelines include the following minimum qualifications:

•	a candidate’s demonstrated integrity and ethics consistent with the Company’s Code of Business Conduct and Ethics;

•
a candidate’s willingness and ability to participate fully in Board activities, including active membership and attendance at Board meetings and participation on at least one committee of the Board; and

•	a candidate’s willingness to represent the best interests of all of the Company’s shareholders and not just a particular constituency.

The Board has not adopted a numerical limit on the number of public company boards on which its Directors may serve; however, the Committee will consider the demands on a candidate's time in selecting nominees. In addition, the Committee will take into consideration such other factors as it deems appropriate, including:

•	a candidate’s experience in real estate, business, finance, accounting rules and practices, law and public relations;

•	the appropriate size and diversity of the Company’s Board of Directors;

•	the needs of the Company with respect to the particular talents and experience of its Directors and the interplay of the candidate’s experience with that of other Board members; and

•	a candidate’s judgment, skill and experience with businesses and organizations comparable to the Company.

The Company requires that at least a majority of its Directors satisfy the independence criteria established by the New York Stock Exchange and any applicable SEC rules, as they may be amended from time to time. In addition, the Committee will consider the financial literacy and financial background of nominees to ensure that the Board has at least one “Audit Committee Financial Expert” on the Audit Committee and that Board members who might serve on the Audit Committee satisfy the financial literacy requirements of the NYSE.  The Committee believes it appropriate for at least one key member of the Company’s management to participate as a member of the Board.

Shareholders can suggest qualified candidates for Director by writing to the Company’s corporate secretary at 321 Railroad Avenue, Greenwich, CT 06830. Submissions timely received (as described under “Other Matters” on page 22) and which comply with the criteria outlined in the preceding paragraphs will be forwarded to the Chairperson of the Nominating and Corporate Governance Committee for review and consideration. The Committee does not intend to evaluate such nominees any differently than other nominees to the Board.

The Board of Directors has approved a written charter for the Governance Committee, the text of which may be viewed on the Company’s website at http:\\www.ubproperties.com. Messrs. E. Virgil Conway, Robert R. Douglass (Chair), Peter Herrick, George H. C. Lawrence, Robert J. Mueller and George J. Vojta are the current members of the Governance Committee.

In the fiscal year ended October 31, 2006, the non-management Directors of the Company met once in executive session. Mr. Robert Douglass, Chair of the Nominating and Corporate Governance Committee, presided over the meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of such equity securities with the SEC. Such persons also are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that, with respect to the period from November 1, 2005 through October 31, 2006, its Directors, officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements, except that Form 4 filings for Mr. Douglass, relating to the acquisition of 600 shares of Common Stock by Mr. Douglass’ wife and 3,500 shares of Class A Common Stock (3,000 shares by a trust established under the will of Frances B. Douglass, for which Mr. Douglass is a life beneficiary and co-trustee and 500 shares by a trust established under the will of Henry T. Luria, for which Mr. Douglass’ wife is a life beneficiary and for which Mr. Douglass is a co-trustee) were inadvertently not filed, but were later reported in Form 5 filings.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY

PKF, Certified Public Accountants, A Professional Corporation (“PKF”) provided auditing and other professional services to the Company during the fiscal year ended October 31, 2006.

The Audit Committee has, subject to ratification by the stockholders of the Company, appointed PKF to audit the financial statements of the Company for the ensuing fiscal year and recommends to the stockholders that such appointment be ratified. Representatives of PKF will be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives also will be available to respond to appropriate questions.

During the years ended October 31, 2005 and October 31, 2004, Ernst & Young LLP acted as independent registered public accounting firm of the Company. The following sets forth the information required by Item 304(a)(1) of Regulation S-K concerning the change of independent registered public accounting firm of the Company: (i) on January 24, 2006, the Audit Committee of the Company’s Board of Directors agreed, by resolution, to end the engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm as of completion of the audit for the year ended October 31, 2005; (ii) the reports of Ernst & Young LLP on the Company’s consolidated financial statements as of and for the years ended October 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles; (iii) the decision to change accountants was made by the Company’s Audit Committee; (iv) in connection with the audits of the Company’s consolidated financial statements for each of the fiscal years ended October 31, 2005 and 2004 and through January 24, 2006, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference thereto in their report; and (v) during the years ended October 31, 2005 and 2004 and through January 24, 2006, there have been no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K. Ernst & Young LLP furnished a letter addressed to the SEC stating that it was in agreement with the statements contained in subparagraphs (ii), (iv) and (v) above. The decision to replace Ernst & Young LLP as the Company’s independent registered public accounting firm was based primarily on the Audit Committee’s efforts to reduce the Company’s costs for audit services.

The affirmative vote of the holders of not less than a majority of the total combined voting power of all classes of stock entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting, subject to quorum requirements, will be required to ratify the appointment of PKF as independent registered public accounting firm of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PKF
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of January 5, 2007 available to the Company with respect to the shares of the Company (i) held by those persons known to the Company to be the beneficial owners (as determined under the rules of the SEC) of more than 5% of the Class A Common Shares and Common Shares then outstanding and (ii) held by each of the Directors, each of the executive officers named in the Summary Compensation Table below, and by all of the Directors and such executive officers as a group:

5% BENEFICIAL OWNERS

Name and Address of Beneficial Owner	Common Shares Beneficially Owned	Percent of Class	Class A Common Shares Beneficially Owned	Percent of Class

Charles J. Urstadt Urstadt Biddle Properties Inc. 321 Railroad Ave. Greenwich, CT 06830	2,999,771 (1)	38.7%	273,925 (2)	1.5%

Willing L. Biddle Urstadt Biddle Properties Inc. 321 Railroad Ave. Greenwich, CT 06830	1,446,653 (3)	18.7%	164,230 (4)	.9%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	-	-	966,781(5)	5.1%
_______________

(1)
Of these shares, 538,939 are owned by Urstadt Property Company, Inc. (“UPCO”), a company of which Mr. Urstadt is the chairman, a director and a principal stockholder, 1,901,006 shares are owned by Urstadt Realty Associates Co LP (“URACO”), a Delaware limited partnership of which UPCO is the general partner and Mr. Urstadt, Elinor Urstadt (Mr. Urstadt’s wife), the Catherine U. Biddle Irrevocable Trust and the Charles D. Urstadt Irrevocable Trust (for each of which trusts Mr. Urstadt is the sole trustee) are the limited partners, 21,300 shares are owned by Elinor Urstadt and 7,996 shares are held by The Trust Established Under the Urstadt Biddle Properties Inc. Excess Benefit and Deferred Compensation Plan (the “Compensation Plan Trust”). See "Compensation and Transactions with Management and Others" below.

(2)
Of these shares, 41,425 shares are owned by URACO, 19,750 shares are owned by Elinor Urstadt and 100,000 shares are owned by the Urstadt Conservation Foundation (the “Conservation Foundation”), of which Mr. Urstadt and Elinor Urstadt are the sole trustees. Mr. Urstadt disclaims beneficial ownership of any shares held by the Conservation Foundation. See “Compensation and Transactions with Management and Others” below.

(3)
Of these shares, 2,878 shares are held by the Compensation Plan Trust, 2,307 shares are owned by the Willing L. Biddle IRA, 4,475 shares are owned beneficially and of record by Catherine U. Biddle, Mr. Biddle’s wife, 555 shares are owned by the Catherine U. Biddle IRA, 1,070 shares are owned by the Charles and Phoebe Biddle Trust UAD 12/20/93, of which Mr. Biddle and Charles J. Urstadt are the sole trustees, for the benefit of the issue of Mr. Biddle, and 5,163 shares are owned by the P.T. Biddle (Deceased) IRA.

(4)	Of these shares, 4,475 shares are owned beneficially and of record by Catherine U. Biddle and 555 shares are owned by the Catherine U. Biddle IRA.

(5)	Based upon information filed in a Schedule 13-G with the SEC by The Vanguard Group, Inc. for the year ended December 31, 2005.

DIRECTORS AND OFFICERS

	Common			Class A
	Shares Beneficially		Percent	Common Shares		Percent
Name	Owned (1)		Of Class (1)	Beneficially Owned (2)		of Class (2)

Charles J. Urstadt	2,999,771	(3)	38.7%	273,925	(4)	1.5%
Willing L. Biddle	1,446,653	(5)	18.7%	164,230	(6)	*
E. Virgil Conway	7,625		*	76,996	(7)	*
Robert R. Douglass	11,757	(8)	*	36,143	(9)	*
Peter Herrick	-		*	81,574		*
George H.C. Lawrence	26,995		*	40,006		*
Robert J. Mueller	-		*	9,445		*
Charles D. Urstadt	20,076	(10)	*	3,153	(11)	*
George J. Vojta	525		*	3,425		*
James R. Moore	--		*	189,729	(12)	1.0%
Raymond P. Argila	--		*	23,000		*
Thomas D. Myers	13,750		*	77,450		*
Directors & Executive Officers
as a group (12 persons)	4,527,152	(13)	58.4%	979,076	(14)	5.2%
________
*Less than 1%

(1)
On August 14, 1998, the Company paid a stock dividend in the form of one share of Class A Common Stock for each outstanding share of Common Stock (the “Stock Dividend”). In connection with the Stock Dividend, each of the directors' options to purchase shares of Common Stock awarded prior to the Stock Dividend (each an "Existing Option") is deemed to be, upon his election with respect to each Existing Option: (i) an option (each, a "Common Stock Option") to purchase such number of shares of Common Stock as shall be equal in aggregate fair market value to the aggregate fair market value of the shares of Common Stock issuable pursuant to the related Existing Option; (ii) an option (each, a "Class A Stock Option") to purchase such number of shares of Class A Common Stock as shall be equal in aggregate fair market value to the aggregate fair market value of the shares of Common Stock issuable pursuant to the related Existing Option; or (iii) an option (each, a "Combination Option") to purchase such number of shares of Common Stock and such number of shares of Class A Common Stock, in each case, as shall be equal to the number of shares of Common Stock issuable pursuant to the related Existing Option.

The exercise price for the purchase of one share of Common Stock and/or one share of Class A Common Stock pursuant to any Common Stock Option, Class A Stock Option or Combination Option has been set according to the proportional allocation of the exercise price for the purchase of one share of Common Stock pursuant to the related Existing Option, such proportional allocation being determined according to the fair market values of the underlying shares of Common Stock (ex-Stock Dividend) and Class A Common Stock.

The figures presented in this column assume, in connection with the determination of the number of Common Shares issuable upon exercise of options exercisable within 60 days by Messrs. Douglass and C.D. Urstadt, that such individuals will elect the Common Stock Option with respect to all of such options. If either of such individuals elects the Combination Option or the Class A Stock Option with respect to any or all of such options, the number of Common Shares issuable upon exercise of options exercisable within 60 days, the total number of Common Shares beneficially owned and the Percent of Class would be less for such individual.

(2)
The figures presented in this column assume, in connection with the determination of the number of Class A Common Shares issuable upon exercise of options exercisable within 60 days by Messrs. Douglass and C.D. Urstadt, that such individuals will elect the Class A Stock Option with respect to all of such options. If such individual elects the Combination Option or the Common Stock Option with respect to any or all of such options, the number of Class A Common Shares issuable upon exercise of options exercisable within 60 days, the total number of Class A Common Shares beneficially owned and the Percent of Class would be less for such individual.

(3)	See note (1) under the preceding table titled “5% Beneficial Owners”.

(4)	See note (2) under the preceding table titled “5% Beneficial Owners”.

(5)	See note (3) under the preceding table titled “5% Beneficial Owners”.

(6)	See note (4) under the preceding table titled “5% Beneficial Owners”

(7)
This figure includes 10,000 Class A Common Shares held of record by The Conway Foundation of which Mr. Conway and his wife, Elaine Conway, are the sole directors. Mr. Conway disclaims beneficial ownership of any shares held by The Conway Foundation.

(8)	This figure includes 4,932 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See footnote (1) above.

(9)	This figure includes 4,906 Class A Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See footnote (1) above.

(10)	This figure includes 2,966 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See footnote (1) above.

(11)	This figure includes 2,953 Class A Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See footnote (1) above.

(12)	This figure includes 15,813 Class A Common shares held of record by the Compensation Plan Trust.

(13)	This figure includes 7,898 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days.

(14)	This figure includes 7,859 Class A Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days.

COMPENSATION AND TRANSACTIONS WITH MANAGEMENT AND OTHERS

Executive Officer Compensation

There is set forth below information concerning the annual and long-term compensation paid by the Company during each of the three years ended October 31, 2006 to those persons who were, at October 31, 2006 (i) the chief executive officer and (ii) the four other most highly compensated executive officers of the Company, constituting the only persons who were serving as executive officers at such date.

SUMMARY COMPENSATION TABLE

					Long Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Total	Restricted Stock (1)	# Options SARs	LTIP Payouts $	All Other Compensation (2)

Charles J. Urstadt	2006	$295,000	$30,000	$325,000	$1,115,600	0	0	$16,250
Chairman and Chief	2005	$294,167	$30,000	$324,167	$1,304,875	0	0	$15,708
Executive Officer	2004	$289,166	$30,000	$319,166	$1,205,063	0	0	$15,958

Willing L. Biddle	2006	$279,167	$30,000	$309,167	$1,672,100	0	0	$15,458
President and Chief	2005	$272,500	$30,000	$302,500	$1,683,900	0	0	$15,125
Operating Officer	2004	$258,333	$30,000	$288,333	$1,376,688	0	0	$14,417

James R. Moore	2006	$234,167	$20,000	$254,167	$283,245	0	0	$12,708
Executive Vice President	2005	$228,333	$20,000	$248,333	$314,625	0	0	$12,417
and Chief Finance	2004	$218,333	$20,000	$238,333	$214,800	0	0	$11,917
Officer

Raymond P. Argila	2006	$176,167	$10,000	$186,167	$32,840	0	0	$ 9,308
Senior Vice President	2005	$170,833	$10,000	$180,833	$92,290	0	0	$ 9,042
and Co-Counsel	2004	$164,000	$ 9,000	$173,000	$64,440	0	0	$ 8,650

Thomas D. Myers	2006	$176,167	$15,000	$191,167	$246,300	0	0	$ 9,558
Senior Vice President
Co-Counsel and Secretary(3)
________________

(1)
Amounts shown represent the dollar value on the date of grant. The aggregate number of shares of restricted stock held on October 31, 2006 and the value thereof as of such date were as follows: Urstadt, 92,500 Class A Common Shares and 406,250 Common Shares ($9,203,900); Biddle, 102,500 Class A Common Shares and 517,500 Common Shares ($11,431,075); Moore, 78,000 Class A Common Shares and 0 Common Shares ($1,492,140); Argila, 20,000 Class A Common Shares and 0 Common Shares ($382,600); and Myers, 59,700 Class A Common Shares and 11,500 Common Shares ($1,352,511); Restricted stock vests between five and ten years after the date of grant, as determined by the Compensation Committee at the time of each grant. Dividends on shares of restricted stock are paid as declared. During the year ended October 31, 2006, each of the named executive officers became fully vested in an equal number of Class A Common and Common shares that were granted as restricted stock in 2001 as follows: Urstadt, 15,000 shares; Biddle, 20,000 shares; Moore, 5,500 shares; Argila, 2,000 shares; and Myers, 2,000 shares.

(2)
Consists of a discretionary contribution by the Company to the Company's Profit Sharing and Savings Plan (the "401(k) Plan") allocated to an account of the named executive officer and related excess benefit compensation.

(3)	Mr. Myers’ compensation for 2004 and 2005 has been omitted since Mr. Myers first became an executive officer in March, 2006.

Director Compensation

For the year ended October 31, 2006, other than Messrs. C.J. Urstadt and Biddle, each Director received an annual retainer of $20,000 and compensation of $1,600 for each Director meeting and each committee meeting attended. The Chairmen of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee each received an additional annual retainer of $3,000. The Compensation Committee also awarded each non-employee Director 800 restricted shares of common stock which, at the election of each Director, could be any combination of Class A Common Stock and Common Stock.

Excess Benefit and Deferred Compensation Plan

Effective since November 1996, the Company has maintained the Urstadt Biddle Properties Inc. Excess Benefit and Deferred Compensation Plan (as amended the “Original Plan”). In response to changes required by the American Jobs Creation Act of 2004, in December 2004 the Directors voted to freeze the Original Plan and adopted a new Urstadt Biddle Properties Inc. Excess Benefit and Deferred Compensation Plan (the “Revised Plan”), effective January 1, 2005. The Original Plan was (for the period through December 31, 2004) and the Revised Plan is (for the period after December 31, 2004) intended to provide eligible employees with benefits in excess of the amounts which may be provided under the Company's tax-qualified Profit Sharing and Savings Plan (a 401(K) plan), and to provide such employees with the opportunity to defer receipt of a portion of their compensation. Participation is limited to those employees who earn above the limit on compensation under the Company's Profit Sharing and Savings Plan, currently $150,000.

The Original Plan provided, and the Revised Plan currently provides, that a participant is credited with an amount equal to the contributions which would have been credited to the participant if the applicable compensation limitation under the Profit Sharing and Savings Plan did not apply.

Amounts credited under the Original Plan and the Revised Plan vest under the same rules as under the Profit Sharing and Savings Plan. In addition, each Participant may elect to defer the receipt of a portion of his or her compensation until a later date. Amounts credited under the Original Plan and the Revised Plan are increased with interest at a rate set from time to time by the Compensation Committee. For the fiscal year ended October 31, 2006, the Company paid interest on deferred compensation accounts at a rate based upon the rate of interest applicable to United States Five Year Treasury Notes plus two percent. In the event of a change of control (as defined in each Plan), the Compensation Committee may in its discretion accelerate the vesting of benefits under either Plan.

Each of the Original Plan and the Revised Plan provide for a trust to hold funds allocated under the respective Plan. Members of the Compensation Committee act as trustees of each trust. Eligible participants in the Original Plan (for the period through December 31, 2004) and eligible participants in the Revised Plan (for the period after December 31, 2004) may elect to have all or a portion of their deferred compensation accounts in the applicable Plan invested in the Company’s Class A Common Stock, Common Stock or such other securities as may be purchased by the trustees in their discretion.

Change of Control Agreements

The Company has agreements with each of its executive officers, including Messrs. Urstadt, Biddle, Moore, Argila and Myers, under which, in certain circumstances following a Change of Control of the Company (as defined in such agreements), the Company would pay severance benefits to such persons. If, within 18 months following the Change of Control, the Company terminates the executive's employment other than for cause, or if the executive elects to terminate his employment with the Company for reasons specified in the agreement, the Company will make a severance payment equal to a portion of such person's base salary, together with medical and other benefits during such period. Messrs. Urstadt, Biddle, Moore, Argila and Myers each would receive a severance payment equal to their respective twelve month salaries plus benefits. The salaries of Messrs. Urstadt, Biddle, Moore, Argila and Myers are currently $295,000, $285,000, $240,000, $177,000 and $181,000, respectively. Each of such agreements has an indefinite term.

Stock Options

During the fiscal year ended October 31, 2006, the Company maintained a Stock Option Plan pursuant to which 824,093 shares of the Company's authorized but unissued Common Shares and 744,464 shares of the Company’s Class A Common Shares were reserved for issuance upon the exercise of options which have been or may be granted under the Plan. The persons eligible to participate in the Plan are such key employees of the Company as may be selected from time to time by the Compensation Committee in its discretion, as well as non-employee Directors. The Plan is administered by the Compensation Committee.

There were no grants of stock options made under the Stock Option Plan in the fiscal year ended October 31, 2006. At its quarterly meeting on December 13, 2006, the Board of Directors approved the termination of the Plan, subject to the rights of holders of options which have been issued, but which remain outstanding.

Prior to enactment of the Sarbanes-Oxley Act of 2002, the Compensation Committee authorized loans to finance the exercise of stock options granted to executive officers. One loan is outstanding to Willing L. Biddle in the principal amount of $1,300,000. The loan has a ten-year term and bears interest at a fixed rate based upon the rate of interest applicable to United States Ten Year Treasury Notes plus two percent and is secured by a pledge of the related shares. The loan becomes due on termination of employment by the Company, but is automatically extended for seven months following termination of employment other than for cause.

The following table sets forth, for the executive officers named in the Summary Compensation Table, information concerning the fiscal year-end value of unexercised options and SARs.

Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

			# of Unexercised Class A Common And Common Share Options/SARs at FY-End		Value of Unexercised In-the-Money Options/SARs at FY-End (S)
	Shares Acquired On Exercise (#)	Value Realized ($)

Names			Exercisable	Unexercisable	Exercisable	Unexercisable

Charles J. Urstadt
Class A	--	--	--	--	--	--
Common	--	--	--	--	--	--

Willing L. Biddle
Class A	--	--	--	--	--	--
Common	--	--	--	--	--	--

James R. Moore
Class A	--	--	--	--	--	--
Common	5,000	$ 47,9444	--	--	--	--

Raymond P. Argila
Class A	3,000	$ 28,7666	--	--	--	--
Common	3,000	$ 32,0599	--	--	--	--

Thomas D. Myers
Class A	1,500	$ 14,3833	--	--	--	--
Common	1,500	$ 16,0299	--	--	--	--

Restricted Stock Plan

Under the Company’s Restricted Stock Award Plan (the “Plan”), 350,000 shares each of the Company's authorized but unissued Class A Common Stock and Common Stock and 1,300,000 shares, which at the discretion of the Compensation Committee may be awarded in any combination of Class A Common Stock and Common Stock, have been reserved for issuance in connection with restricted stock awards that have been or may be granted under the Plan. The persons eligible to receive restricted stock awards are selected by the Compensation Committee, in its discretion, from among management personnel who are considered to have significant responsibility for the growth and profitability of the Company and non-employee Directors. The Plan is administered by the Compensation Committee.

Each restricted stock award is evidenced by a written agreement, executed by both the relevant participant and the Company, setting forth all the terms and conditions applicable to such award as determined by the Compensation Committee. Such terms and conditions include: (i) the length of the restricted period of the award; (ii) the restrictions applicable to the award including, without limitation, the employment or directorship status rules governing forfeiture and restrictions on the sale, assignment, transfer, pledge or other encumbrance of the restricted stock during the restricted period; and (iii) the eligibility to share in dividends and other distributions paid to the Company's stockholders during the restricted period.

If a participant ceases to be employed or ceases to be a Director prior to the lapse of the restricted period by reason of death or disability, the restrictions shall lapse on such date. If a participant ceases to be employed or ceases to be a Director by reason of Retirement (as defined in the Plan), all awards of restricted stock continue to vest as if Retirement had not occurred until such time as the restrictions lapse.

The Compensation Committee has the authority to accelerate the time at which the restrictions may lapse whenever it considers that such action is in the best interests of the Company and of its stockholders, whether by reason of changes in tax laws, a "change in control" (as defined in the Plan) or otherwise.

The following table sets forth information concerning the dollar value of awards and the number of shares of Common stock and Class A Common stock subject to such awards that were made under the Company’s Restricted Stock Award Plan during the fiscal year ended October 31, 2006 to each of the Company’s executive officers, to the executive officers as a group, to seven non-executive Directors of the Company as a group and to nine non-executive officer employees as a group.

Restricted Stock Award Plan Awards to Employees and Non-employee Directors During the Year ended October 31, 2006
		Number of Shares
Name and Position	Dollar Value (1)	Common Shares	Class A Common Shares

Charles J. Urstadt Chairman & Chief Executive Officer	$1,115,600	65,000	5,000

Willing L. Biddle President & Chief Operating Officer	$1,672,100	100,000	5,000

James R. Moore Executive Vice President & Chief Financial Officer	$ 283,245	--	17,250

Raymond P. Argila Senior Vice President & Co-Counsel	$ 32,840	--	2,000

Thomas D. Myers Senior Vice President Co-Counsel & Secretary	$ 246,300	--	15,000

Total Executive Group	$3,350,085	65,000	44,250

Non-Executive Director Group	$ 91,536	800	4,800

Non-Executive Officer Employee Group	$ 492,600	--	30,000

(1)
Amounts shown represent the dollar value on the date of grant. Restricted stock vests between five and ten years after the date of grant, as determined by the Compensation Committee at the time of each grant.

Equity Compensation Plan Information

During the fiscal year ended October 31, 2006, the Company had two compensation plans under which equity securities have been authorized for issuance and have been issued to employees and non-employee Directors; the Restricted Stock Award Plan and the Stock Option Plan. Each of these plans has been approved by the Company’s shareholders. At its quarterly meeting in December, 2006, the Board of Directors of the Company approved the termination of the Stock Option Plan. For a description of the Stock Option Plan, see page 13 in this proxy statement. For a description of the Restricted Stock Award Plan, see page 14 in this proxy statement

The following table shows for these plans as a group the number of Class A Common Shares and Common Shares to be issued upon exercise of options outstanding at October 31, 2006, the weighted average exercise price of these options and the number of Class A Common Shares and Common Shares remaining available for future issuance at October 31, 2006, excluding shares to be issued upon exercise of outstanding options.

Equity Compensation Plan Table
	(a)	(b)	(c)
Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants And Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation plans approved by security holders	7,859 (1) (4)	$8.69 (1)	2,406 (2)
	7,898 (2) (5)	$8.52 (2)	517,550 (3)

Total	7,859 (1) (4)	$8.69 (1)	2,406 (2)
	7,898 (2) (5)	$8.52 (2)	517,550 (3)

The Company has no equity compensation plans which are not approved by the stockholders.

(1)	Class A Common Shares

(2)	Common Shares

(3)	Either Common or Class A Common Share

(4)
As more fully described in footnote (1) to the table titled “Directors and Officers” under the caption “Security Ownership of Certain Beneficial Owners and Management”, the figure presented assumes, in connection with 5,859 Class A Common Shares to be issued upon exercise of outstanding options, that all individuals for whom an election has been granted will elect the Class A Stock Option. If any individual elects the Combination Option or the Common Stock Option with respect to any or all of such options, the total number of Class A Common Shares to be issued would be less.

(5)
As more fully described in footnote (1) to the table titled “Directors and Officers” under the caption “Security Ownership of Certain Beneficial Owners and Management”, the figure presented assumes, in connection with 5,898 Common Shares to be issued upon exercise of outstanding options, that all individuals for whom an election has been granted will elect the Common Stock Option. If any individual elects the Combination Option or the Class A Stock Option with respect to any or all of such options, the total number of Common Shares to be issued would be less.

Report of Compensation Committee on Executive Compensation

Overview

The Compensation Committee of the Board of Directors is composed of three independent, non-employee Directors, none of whom have interlocking relationships as defined by the SEC. The Committee is responsible for approving the Company’s overall compensation strategy, determining the compensation package for the Chief Executive Officer, including base salary, cash bonus and long-term compensation and for administering the Company's Stock Option Plan and Restricted Stock Plan. The Committee believes that compensation should be structured to attract and retain high quality executives, with an emphasis on long-term incentive compensation that is related to the performance and profitability of the Company. Thus, in making its recommendations regarding compensation, the Committee attempts to align the financial interests of the Company's executive officers with those of its shareholders.

Executive Compensation

In approving compensation for executive officers, the Committee evaluated the potential long-term profitability of the Company and the contributions of the respective executive officers. In considering such compensation, the Committee did not use an established formula with specific numerical targets, but evaluated a number of factors. Those factors included, among other things, acquisition and leasing activity, projected and actual cash flow, containment of expenses and total return to stockholders. The Committee examined competitive compensation information for executive positions of comparable responsibility with similarly sized REITs which the Committee believes are representative of the companies against which the Company competes for executive talent. These companies may not be identical to the peer group included in the performance graph in this proxy statement, which is determined by NAREIT. The emphasis is on long-term incentive compensation using the Restricted Stock Plan, thus providing the Company's key executives with a direct incentive to improve the Company's performance and enhance shareholder value. The Restricted Stock Plan provides that the recipient does not become vested in restricted stock until after a specified time after it is issued. The Compensation Committee determines the vesting period which may range between five and ten years after the date of grant. Unless an exception is approved by the Compensation Committee, if the executive leaves the Company other than by retirement, death or disability, unvested stock is forfeited. Restricted stock awards serve as both a reward for performance and a retention device for key executives and help to align their interests with all shareholders.

For the year ended October 31, 2006, the Compensation Committee particularly noted the following: (i) continued strong leasing performance with a lease rate of 97% for the Company’s core properties; (ii) the acquisition of three retail properties totaling 50,000 square feet in the Company’s target region and (iii) total return to the Company’s stockholders of 21.6% for the Class A Common stock and 9.7% for the Common stock.

CEO Compensation

Annual base salaries for executive officers are based upon a calendar year. For the year 2007, the Compensation Committee approved a base salary for Charles J. Urstadt, Chief Executive Officer, of $295,000 (unchanged since 2005). The Committee awarded Mr. Urstadt restricted stock in the amount of 45,000 Common shares and 5,000 Class A Common shares under the Restricted Stock Plan, but did not award a cash bonus. The restricted stock awarded to Mr. Urstadt is subject to his continued employment and vests after five years. In the event of a change of control, the restricted stock would become 100% vested.

In determining Mr. Urstadt’s compensation, the Compensation Committee does not use an established formula, but reviews the same criteria as set forth above for executive compensation generally. In addition, the Committee may consider the Company’s performance compared to the prior year(s), the individual’s performance compared to the prior year(s) and the Company’s performance compared to others in the REIT industry. The Compensation Committee believes that the Chief Executive Officer’s disciplined commitment to the Company’s principal objectives, including the selective acquisition of retail properties in the Company’s preferred region in the face of a highly competitive market and the CEO’s emphasis on direct property management and cost containment, have been instrumental in the Company’s steady growth in asset size, dividends and total shareholder return.

Other Compensation

The Compensation Committee also recognizes the strong leadership that Mr. Biddle provided during fiscal 2006 in all areas of operations, including acquisitions, leasing, property maintenance and cost containment. The Committee noted the acquisition of three additional retail properties in the Company’s target area that increased space under lease by approximately 50,000 square feet, the substantial redevelopment work completed at Ridgeway Shopping Center in Stamford, CT resulting in the successful leasing of 42,000 square feet of previously unused space, and the launching of major redevelopment and expansion projects at the Arcadian Shopping Center, Ossining, NY and The Dock Shopping Center, Stratford, CT for which the Company has received approvals to construct an additional 28,500 square feet of leasable space. Under Mr. Biddle’s guidance, the Company maintained a lease rate in excess of 97% for the Company’s core properties. The Committee recommended to the Board of Directors and the Board approved an award of restricted stock to Mr. Biddle in the amount of 60,000 Common Shares and 5,000 Class A Common Shares under the Restricted Stock Plan. The restricted stock awarded to Mr. Biddle is subject to continued employment and vests after ten years. In the event of a change in control, the restricted stock would become 100% vested.

The Committee believes that the total compensation paid to Messrs. Urstadt and Biddle was appropriate in light of the results achieved by the Company under their leadership. By placing greater emphasis on restricted stock awards tied to the Company’s performance, the Committee believes that the compensation of the Chief Executive Officer and President is more directly linked to performance on behalf of all shareholders.

Compensation Committee:

E. Virgil Conway Chairman
Robert R. Douglass
George H. C. Lawrence

Report of Audit Committee

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Company’s Board of Directors consists of the three non-employee directors listed below. Each of the members of the Audit Committee is independent, as such term is defined by the listing standards of the New York Stock Exchange (as amended from time to time). The Company’s Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix B. The charter also may be viewed on the Company’s website at http://www.ubproperties.com under “Investor Relations” and “Governance Documents”. The duties of the Audit Committee are summarized in this proxy statement on page 4 and are more specifically set forth in the charter. During the last fiscal year, the Audit Committee reviewed the adequacy of the Audit Committee Charter and after appropriate consideration and discussion, determined that the Committee Charter is adequate under applicable SEC and NYSE rules and that the Committee had fulfilled its responsibilities as described in the Committee Charter.

During the last year, the Audit Committee met regularly with, and received periodic updates from, management, PKF, independent registered public accounting firm, and Berdon, LLP, which provided internal audit services to the Company, to ensure management’s maintenance of an effective system of internal controls over financial reporting. The Audit Committee reviewed PKF’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the Company’s consolidated financial statements, (ii) management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and (iii) the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee also reviewed and discussed with management and the independent registered public accounting firm, the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006. This review included a discussion with the independent registered public accounting firm of the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Rule 3600T of the Public Company Accounting Oversight Board which adopts on an interim basis Independence Standard’s Board Standard No. 1, Independence Discussions with Audit Committees, as amended, relating to independence with audit committees, and has discussed with the independent registered public accounting firm their independence from the Company and its management. The Audit Committee considered whether (and determined that) the provision by PKF of the services described below under “Fees Billed by Independent Registered Public Accounting Firm” is compatible with PKF’s independence from both management and the Company.

In reliance upon the review and discussions referred to above and the report of PKF, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2006 for filing with the SEC.

Among its responsibilities, the Audit Committee has sole authority to retain, set the terms of engagement of, evaluate and, when appropriate, replace the independent registered public accounting firm and persons responsible for the Company’s internal audit function. As described in Proposal 2 in this proxy statement, the Audit Committee has appointed PKF to audit the financial statements of the Company for the ensuing fiscal year and recommends to the stockholders that such appointment be ratified. The Audit Committee also has engaged Berdon LLP, certified public accountants and advisors, to provide internal audit services for the Company in 2007. Berdon LLP provided internal audit services for the Company during the year ended October 31, 2006.

Audit Committee:

Robert J. Mueller, Chairman
Peter Herrick
George J. Vojta

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The SEC requires disclosure of the fees billed by the Company’s independent registered public accounting firm, for certain services. For the fiscal year ended October 31, 2006, PKF served as the Company’s independent registered public accounting firm. For the fiscal year ended October 31, 2005, Ernst & Young LLP (“E&Y”) performed such service. The following table sets forth the aggregate fees billed by PKF and by E&Y, during the fiscal years ended October 31, 2006 and 2005, respectively.

	FY Ended 10/31/06	FY Ended 10/31/05
	(PKF)	(E&Y)
Fees Billed:
Audit Fees	$293,500	$677,500
Audit-Related Fees	$ 0	$ 25,000
Tax Fees	$ 12,055	$ 31,820
All Other Fees	$ 0	$ 0

Total	$305,555	$734,320

Audit Fees include amounts billed to the Company related to the audit of the consolidated financial statements of the Company and for quarterly reviews for that year. For the fiscal year ended October 31, 2006, this amount included $218,500 for the audit and quarterly reviews of the Company’s financial statements and $75,000 for the audit of management’s assessment of, and the effectiveness of, the Company’s internal control over financial reporting.

Audit-Related Fees include amounts billed to the Company for services rendered in connection with required audits of certain acquired properties during the year.

Tax Fees include amounts billed to the Company primarily for tax planning and consulting, tax compliance and a review of federal and state income tax returns for the Company and its consolidated joint ventures.

All Other Fees - there were no fees billed or incurred related to other fees or financial information systems design and implementation.

Audit Committee Pre-Approval Policy

During the fiscal year ended October 31, 2006, the Audit Committee approved, prior to engagement, all audit and non-audit services provided by the Company’s independent registered public accounting firm and all fees to be paid for such services. The Audit Committee has pre-approved all audit services to be provided by the Company’s independent registered public accounting firm related to reviews of the Company’s quarterly financial reports on Form 10-Q for the year ending October 31, 2007. All other services are considered and approved on an individual basis.

Fees Paid in Connection with Internal Audit Services

In addition to the fees enumerated above which were paid to the Company’s independent registered public accounting firm during the year ended October 31, 2006, the Company incurred fees of approximately $213,000 to Berdon, LLP for internal audit services.

The following graph compares, for the five-year period beginning October 31, 2001 and ended October 31, 2006, the Company's cumulative total return to holders of the Company's Class A Common Shares and Common Shares with the returns for the NAREIT All REIT Total Return Index (a peer group index) published by the National Association of Real Estate Investment Trusts (NAREIT) and for the S&P 500 Index for the same period.

COMPARISON OF CUMULATIVE TOTAL RETURN*
FOR THE FIVE-YEAR PERIOD OCTOBER 31, 2001 TO OCTOBER 31, 2006
AMONG URSTADT BIDDLE PROPERTIES INC. CLASS A COMMON SHARES (UBA),
URSTADT BIDDLE PROPERTIES INC. COMMON SHARES (UBP), THE S&P 500 INDEX
AND THE NAREIT ALL-REIT INDEX

[INSERT GRAPH]

	10/01	10/02	10/03	10/04	10/05	10/06

UBA	100.00	126.18	167.28	210.23	228.61	277.94
UBP	100.00	138.50	170.90	210.47	251.66	276.07
S&P 500	100.00	84.89	102.55	112.21	122.00	141.94
NAREIT ALL-REIT INDEX	100.00	107.61	145.73	187.29	213.69	289.68

*$100 INVESTED ON 10/31/01 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING OCTOBER 31.

The stock price performance shown on the graph is not necessarily indicative of future price performance.

SOLICITATION OF PROXIES AND VOTING PROCEDURES

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitations also may be made by personal interview, facsimile transmission or telephone. Directors and officers of the Company may participate in such solicitation and will not receive additional compensation for such services. Arrangements will be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Class A Common Shares and Common Shares and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

The presence, either in person or by properly executed proxy, of a majority of the Company's outstanding Class A Common Shares and Common Shares is necessary to constitute a quorum at the Annual Meeting. Each Common Share outstanding on the Record Date entitles the holder thereof to one vote and each Class A Common Share outstanding on the Record Date entitles the holder thereof to 1/20 of one vote. An automated system administered by the Company's transfer agent tabulates the votes.

The election of the Directors and the ratification of the appointment of the Company's independent registered public accounting firm each requires the affirmative vote of a majority of the total combined voting power of all classes of stock entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting. Abstentions will thus be the equivalent of negative votes and broker non-votes will have no effect with respect to such proposals, as any Class A Common Shares or Common Shares subject to broker non-votes will not be present and entitled to vote with respect to any proposal to which the broker non-vote applies.

Each of the Proposals presented to the Company at the Annual Meeting is being presented as a separate and independent Proposal and no Proposal is conditioned upon adoption or approval of any other Proposal.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected without charge at the principal office of the SEC, 100 F Street, N. E., Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the SEC’s Public Reference Section at such address. Information on the operation of the Public Reference Section may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Such reports, proxy and information statements and other information also can be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005.

The Company’s Annual Report to Stockholders for the fiscal year ended October 31, 2006 (which is not part of the Company’s proxy soliciting materials) has been mailed to the Company’s stockholders with or prior to this proxy statement. A copy of the Company’s Annual Report on Form 10-K, without exhibits, will be furnished without charge to stockholders upon request to:

Thomas D. Myers, Secretary
Urstadt Biddle Properties Inc.
321 Railroad Avenue
Greenwich, CT 06830

The Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and the Charters for each of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are available on the Company’s website at http:\\www.ubproperties.com and are available in print to any stockholder upon request to the corporate secretary at the address set forth above.

CONTACTING THE BOARD OF DIRECTORS

Any shareholder who desires to contact the Company’s Board of Directors may do so by writing to: Board of Directors, c/o Secretary, Urstadt Biddle Properties Inc., 321 Railroad Avenue, Greenwich, CT 06830. Communications received will be distributed to the Chairperson of the appropriate committee of the Board depending on the facts and circumstances outlined in the communication. Shareholders also may direct communications solely to the non-management Directors of the Company by addressing such communications to the Non-Management Directors, c/o Secretary, at the address set forth above. In addition, The Board of Directors maintains special procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the submission by employees of the Company, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. Such communications may be made by writing to the Audit Committee of the Board of Directors, c/o Secretary, at the address set forth above. Any such communication marked “confidential” will be forwarded by the Secretary, unopened, to the Chairman of the Audit Committee.

OTHER MATTERS

The Directors know of no other business to be presented at the Annual Meeting. If other matters properly come before the Meeting in accordance with the Articles of Incorporation, the persons named as proxies will vote on them in accordance with their best judgment.

The Company encourages, but does not require, that members of its Board of Directors attend the Annual Meeting of Stockholders. All of the Company’s nine Directors attended the Annual Meeting of Stockholders held March 9, 2006.

Any stockholder who intends to present a stockholder proposal for consideration at the Company's 2008 Annual Meeting of Stockholders by utilizing Rule 14a-8 under the Exchange Act, must comply with the requirements as to form and substance established by the SEC for such proposals to be included in the Company's proxy statement for such Annual Meeting and such proposals must be received by the Company by October 8, 2007.

Any stockholder who intends to present a stockholder proposal for consideration at the Company's 2008 Annual Meeting of Stockholders without complying with Rule 14a-8 or who intends to make a nomination for election to the Company's Board of Directors at the 2008 Annual Meeting of Stockholders, must comply with certain advance notification requirements set forth in the Company's bylaws. The Company's bylaws provide, in part, that any proposal for stockholder action, or nomination to the Board of Directors, proposed other than by the Board of Directors must be received by the Company in writing, together with specified accompanying information, at least 75 days prior to an annual meeting in order for such action to be considered at the meeting. The year 2008 Annual Meeting of Stockholders is currently anticipated to be held on March 13, 2008. Any notice of intent to consider other matters and/or nominees, and related information, therefore must be received by the Company by December 31, 2007. The purpose of the bylaw is to assure adequate notice of, and information regarding, any such matter as to which shareholder action may be sought.

You are urged to complete, date, sign and return your proxy card promptly to make certain your Shares will be voted at the Annual Meeting, even if you plan to attend the meeting in person. If you desire to vote your Shares in person at the meeting, your proxy may be revoked. For your convenience in returning the proxy card, a pre-addressed and postage paid envelope has been enclosed.

YOUR PROXY IS IMPORTANT
WHETHER YOU OWN FEW OR MANY SHARES.
PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD TODAY.

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

URSTADT BIDDLE PROPERTIES INC.

For a Director to be considered independent the Board must affirmatively determine that such Director does not have any direct or indirect material relationship with the Company. As used herein, the term “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home. In addition to the foregoing, a Director will not be independent if:

(a)	the Director is, or has been within the last three years, an employee of the Company;

(b)	an immediate family member of the Director is, or has been within the last three years, an executive officer of the Company;

(c)
the Director or an immediate family member of the Director has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(d)
(i) the Director or an immediate family member of the Director is a current partner of a firm that is the Company’s internal or external auditor; (ii) the Director is a current employee of such a firm; (iii) the Director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the Director or an immediate family member of the Director was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

(e)
the Director, or an immediate family member of the Director is, or has been within the last three years, employed as an executive officer of another company where any of this Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

(f)
the Director is a current employee, or an immediate family member of a Director is a current executive officer, of a company that has made payments to, or received payments from, this Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

A-1

APPENDIX B

COMMITTEE CHARTER
FOR THE AUDIT COMMITTEE
OF
URSTADT BIDDLE PROPERTIES INC.
(the “Company”)

PURPOSE:

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to: (1) monitor the integrity of the Company’s financial statements, financial reporting processes and systems of internal controls regarding finance and accounting matters; (2) monitor the Company’s compliance with legal and regulatory requirements relating to the foregoing; (3) monitor the independence and performance of the Company's independent auditor and internal auditing function; (4) provide an avenue of communication among the Board, the independent auditor, management and persons responsible for the internal audit function; and (5) prepare an Audit Committee report as required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

The Committee shall have full and unrestricted access to all books, records, facilities and personnel of the Company as required or appropriate in the Committee’s sole discretion to properly discharge its responsibilities. The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. The Committee has the authority to retain, at the Company’s expense, special legal, accounting or other consultants it deems necessary in the performance of its duties. The Committee has the authority to determine the amount of, and require the Company to pay, compensation to the independent auditor for services rendered to the Company, compensation to any independent legal, accounting and other advisors retained to advise the Committee, and any administration expenses that are necessary or appropriate in the Committee’s sole discretion in the carrying out of the Committee’s duties.

COMPOSITION:

The Audit Committee shall consist of at least three directors appointed by the Board. Members of the Committee shall serve at the pleasure of the Board and the Board shall designate a Chairperson of the Committee. All members of the Committee shall be independent directors, free from any relationship that would interfere with the exercise of independent judgment. Committee members shall meet the independence and expertise requirements of the SEC and the New York Stock Exchange (the “NYSE”), as the same may be modified or supplemented. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements at the time of their appointment to the Committee. At least one member of the Committee shall have accounting or related financial management experience and qualify as an “audit committee financial expert” in accordance with the requirements of the SEC, as the same may be modified or supplemented.

Subject to the authority of the Committee to delegate certain functions as described below, the Committee shall meet at least four times annually. A majority of the members of the Committee entitled to vote, either present in person or by means of remote communication or represented by proxy, shall constitute a quorum of the Committee. A majority of the members in attendance shall decide any question brought before any meeting of the Committee.

RESPONSIBILITIES:

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function.

Review/Discussion/Assessment Procedures

1.	Review annually with management and the independent auditor the scope and general extent of the independent auditor's examination prior to the commencement of the annual audit.

2.
Discuss the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Based on such discussion, the Committee shall determine whether to recommend to the Board that the annual audited financial statements be included in the Company’s Annual Report filed under the rules of the SEC. The Committee may designate the

Chairperson of the Committee to act on behalf of the Committee in such discussions regarding the Company’s quarterly financial statements.

3.	From time to time, discuss and review generally the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

4.
Discuss guidelines and policies with respect to risk assessment and risk management and meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

5.	Meet separately, periodically, with management, persons responsible for the internal audit function and the independent auditor.

6.
In consultation with management, the independent auditor and persons responsible for the internal audit function, consider the integrity of the Company’s financial reporting processes and controls and review any significant findings prepared by the independent auditor and persons responsible for the internal audit function together with management’s response(s).

7.
From time to time, review and discuss with management and/or the independent auditor, significant financial reporting matters and judgments made in connection with the preparation of the Company’s financial statements, and significant issues regarding accounting principles and financial statement presentations, including changes to the application of accounting principles.

8.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

9.	Report regularly to the Board of Directors.

10.	Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

11.	Review and assess the adequacy of the Committee’s performance annually.

Independent Auditor

12.
The independent auditor shall report directly to the Committee. The Committee shall have the sole authority to, and shall, directly appoint, retain, set the terms of engagement of, evaluate, terminate (when circumstances warrant), oversee and cause the Company to compensate the Company’s independent auditor for the purpose of preparing or issuing an audit report or performing other audit, audit-related or attest services for the Company. Annually, the Committee shall review the independence and performance of the independent auditor, appoint the independent auditor, seek ratification of such appointment by the Company’s shareholders and approve the fees to be paid to the independent auditor.

13.
Obtain and review, at least annually, a report by the independent auditor describing: the auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with such issues.

14.	At least annually, assess the independence of the independent auditor and all relationships between the independent auditor and the Company.

15.
Receive a formal written statement from the independent auditor regarding the auditor's independence, including without limitation, a delineation of all relationships between the auditor and the Company; discuss such statement with the auditor, and if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor. All engagements for non-audit services by the independent auditor shall be approved by the Committee prior to the commencement of such services. The Committee may designate a member of the Committee to represent the entire Committee for purposes of approval of non-audit services, subject to review by the full Committee at the next regularly scheduled meeting. The Company’s independent auditor may not be engaged to perform activities prohibited under the Sarbanes-Oxley Act of 2002, the rules of the Public Company Accounting Oversight Board or the SEC.

16.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

17.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

18.
Review with the independent auditor any problems or difficulties encountered by the auditor and any management letter provided by the auditor, together with the Company’s response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

19.
Review any reports provided by the independent auditor to the Committee as required under the Securities Exchange Act of 1934 with regard to: (a) critical accounting policies and practices used by the Company; (b) alternative treatments of financial information within GAAP for policies and practices related to material items that have been discussed with management (including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor); and (c) other material written communications between the independent auditor and management, such as any management or internal control letter, or schedule of unadjusted differences.

Internal Audit Function

20.	Review the budget, plan, changes in plan, activities, organization structure and qualifications of persons responsible for the Company’s internal audit function, as needed.

21.	Approve the appointment (including, if applicable, any engagement terms), performance and replacement of persons responsible for the Company’s internal audit function.

22.	Review significant reports prepared by persons responsible for the internal audit function together with management’s response to these reports.

Other Responsibilities

23.	Annually, prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

24.
On at least an annual basis, review with the Company's counsel legal matters that may have a material impact on the Company’s financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

25.	Set clear policies for the hiring, by the Company, of current or former partners, principals, shareholders or employees of the independent auditor in accordance with applicable law.

26.	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

LIMITATIONS OF COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

In carrying out its responsibilities, the Committee and its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances and, accordingly, the Committee may diverge from the foregoing functions as appropriate given the circumstances.

DELEGATION

The Committee may, in its discretion, delegate all or a portion of its authority and responsibilities to subcommittees (which may be the Chairperson of the Committee or any one or more other members) of the Committee as it deems appropriate and as permitted by applicable laws and regulations.

Amended and adopted: January 9, 2004

(form of proxy card - front)

URSTADT BIDDLE PROPERTIES INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
To be held on March 8, 2007
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF URSTADT BIDDLE PROPERTIES INC.

The undersigned hereby constitutes and appoints Willing L. Biddle and Thomas D. Myers, and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and vote all Class A Common Stock or Common Stock, par value $.01 per share, as applicable, of Urstadt Biddle Properties Inc. (the "Company") held of record as of the close of business on January 23, 2007, at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 2:00 p.m. on Thursday, March 8, 2007 at Doral Arrowwood, 975 Anderson Hill Road, Rye Brook, New York 10573, and at any adjournments or postponements thereof.
When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted: (i) FOR the election of three Directors of the Company to serve for three years, as set forth in Proposal 1; and (ii) FOR the ratification of the appointment of PKF as the independent registered public accounting firm of the Company for the ensuing fiscal year, as set forth in Proposal 2. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.
The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement and the Company's Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised by filing a notice of such revocation, by filing a later dated proxy with the Secretary of the Company or by voting in person at the Annual Meeting.

URSTADT BIDDLE PROPERTIES INC.
P.O. BOX 11040
NEW YORK, N.Y. 10203-0040

(Continued and to be signed and dated on reverse side.)

(form of proxy card - reverse)

Please vote and sign on this side and return promptly in the enclosed envelope. Do not forget to date your proxy.	☒ Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THESE PROPOSALS
Proposal 1. To elect three Directors to serve for three years.			Proposal 2.	To ratify the appointment of PKF as the independent registered public accounting firm of the Company for one year.	For ☐	Against ☐	Abstain ☐

FOR all nominees listed below ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐	*EXCEPTIONS ☐

Nominees to serve for three years: Willing L. Biddle, E. Virgil Conway and Robert J. Mueller
Please sign name exactly as shown. When there is more than one holder, each should sign. When signing as an attorney, administrator, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person, stating his or her title or authority.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions_________________________________________

To change your address, please mark this box and make the changes to the address shown at left. ☐

Please sign exactly as your name appears hereon. When signing in a representative capacity, please give full title.

Date ________ Share Owner sign here ____________ Co-Owner sign here _______________